Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 14, 2025, relating to the financial statements, of Richtech Robotics, Inc. appearing in the entity’s Annual Report on Form 10-K/A for the year ended September 30, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

February 7, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com